Exhibit 4.10

SECURED PROMISSORY NOTE

$xxxxxxxxxx

$xxxxxxxxxx	Cambridge, Massachusetts , 200

FOR VALUE RECEIVED, the undersigned, Lightspace Corporation, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of , at  ,  , (the “Lender”), the principal sum of ,   ON DEMAND made on or at any time after the earlier of (i) fifteen (15) days from the date above, or (ii) the consummation of an equity financing of the Borrower next following the date of this note in which capital stock of the Borrower is sold for cash resulting in gross proceeds to the Borrower of at least six million dollars ($6,000,000), or (ii) the consummation of a transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Borrower’s stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving or continuing entity, or a sale of all or substantially all of the assets of the Borrower (unless the Borrower’s stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Borrower’s sale) at least 50% of the voting power of the purchasing entity).

The principal balance of this note outstanding from time to time shall bear simple interest (computed on the basis of a 360-day year and the actual number of days elapsed) at the rate of ten percent (10%) per annum until paid in full. Such interest shall accrue and be due and payable on such date as the principal amount of this note is paid in full. If the Lender is entitled to participate in an equity financing of the Borrower, the Lender may, at its option, deliver this note to the Borrower in payment for such equity securities of the Borrower purchased by the Lender in such financing as have a purchase price equal to the principal amount of this note, plus interest then accrued thereon.

Principal, interest and all other amounts due under this note shall be payable, in immediately available funds, at the offices of the Lender,  , or at such other address as the holder of this note may from time to time designate in writing to the Borrower. The Borrower shall have the right, at any time, to prepay all or any part of the outstanding principal amount hereof without premium or penalty, provided that there is paid with each such principal prepayment all accrued and unpaid interest to the date of prepayment (calculated on the basis of a 360-day year for the actual number of days for which the same is due)..

The Borrower hereby grants to the Lender, to secure the payment and performance in full of all of the obligations of the Borrower under this Note (the “Obligations”), a security interest in and pledges and assigns to the Lender the following properties, assets and rights of the Borrower, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

                The Borrower hereby represents and warrants to the Lender that this Note, together with (a) the filing of Uniform Commercial Code financing statements in the jurisdiction of organization of the Borrower or any other applicable jurisdiction and (b) the filings of any other financing statements, instruments or documents (including, without limitation, trademark agreements and copyright agreements and licenses to use software and other property protected by copyright), in such offices (including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, and appropriate state and foreign patent, trademark and copyright offices) creates a valid and continuing first lien on and perfected security interest in the Collateral (except for property located in the United States in which a security interest may not be perfected by filing under the Uniform Commercial Code), prior to all other liens and is enforceable as such against creditors of the Borrower, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a Lien on such real property.  No financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien on the Collateral that names the Borrower as debtor is on file in any jurisdiction as of the date hereof and the Borrower has not signed any such document or any agreement authorizing, nor will the Borrower authorize, the filing of any such financing statement or instrument.

                With respect to the Collateral, the Lender may, at its option and at any time after the occurrence of an Event of Default, whether or not the Obligations are due, without notice or demand on the Borrower, (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other liens at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing.  The Lender shall have no obligation to make any such expenditures nor shall the making thereof relieve the Borrower of its obligation to make such expenditures, and any such expenditures shall constitute Obligations hereunder, shall be pari passu with all other Obligations and shall be secured by the Collateral.  The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession under §9-207 of the Uniform Commercial Code or similar laws or regulations under any applicable jurisdiction or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

                Anything implied herein to the contrary notwithstanding, in the event that (1) the Borrower shall fail to pay when due all or any portion of the Obligations, including without limitation the principal of or interest on this Note, (2) the Borrower shall make an assignment of the whole or a substantial part of the Borrower’s assets for the benefit of creditors, or (3) there shall be commenced by or against the Borrower any proceeding under any bankruptcy, insolvency, readjustment of debt or similar law of any jurisdiction, (each event referred to in clauses (1) through (3) above being hereinafter referred to herein as an “Event of Default”) then without notice to or demand upon the Borrower the entire unpaid principal of this Note, and all interest accrued thereon, shall (if not already due and payable) immediately become and be due and payable to the order of the holder hereof.

                The Borrower and the Lender shall provide any notices hereunder to the addresses on the first page of this Note.  This Note may not be assigned or transferred by Borrower without the written consent of Lender.

                The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together at the sole discretion of the Lender.  The Borrower hereby, to the fullest extent permitted by applicable law: (a) waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, acceleration or enforcement of or under this Note; (b) assents to any extension or postponement of the time of payment or any other indulgence, and to any substitution, exchange or release of collateral; and (c) agrees to pay to the holder, on demand, all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and legal expenses, incurred by the holder in enforcing this Note, whether or not litigation is commenced.

                No failure by the holder to exercise, or delay by the holder in exercising, any right or remedy hereunder shall operate as a waiver thereof, or of any other right or remedy, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy.  Acceptance by the holder of any payment after the maturity of this Note has been accelerated shall not constitute a waiver of such acceleration.

None of the terms or provisions of this note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder of this note expressly referring hereto and setting forth the provision so excluded, modified or amended. This Note shall be deemed to be under seal, and all rights and obligations hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

LIGHTSPACE CORPORATION

By:

Print Name:

Title:

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